As filed with the Securities and Exchange Commission on October 13, 2010
Registration Statement No. 333-166834

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 9
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CAMPUS CREST COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Governing Instruments)

2100 Rexford Road, Suite 414
Charlotte, NC 28211
(704) 496-2500
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ted W. Rollins
Chief Executive Officer
2100 Rexford Road, Suite 414
Charlotte, NC 28211
(704) 496-2500
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Paul S. Ware J. Andrew Robison Bradley Arant Boult Cummings LLP 1819 Fifth Avenue North Birmingham, AL 35203 (205) 521-8000	Jonathan Golden Arnall Golden Gregory LLP 171 17th Street NW Suite 2100 Atlanta, GA 30363-1031 (404) 873-8500	J. Gerard Cummins Bartholomew A. Sheehan III Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Campus Crest Communities, Inc. has prepared this Amendment No. 9 to the Registration Statement on Form S-11 (File No. 333-166834) solely for the purpose of separately itemizing the fee payable to one of the underwriters for services rendered in connection with various financing and purchase and sale arrangements in Item 31 (Other Expenses of Issuance and Distribution) of Part II of the Registration Statement. This fee is disclosed on the cover page and in the “Underwriting” section of the preliminary prospectus constituting part of the Registration Statement and was previously included in the “Miscellaneous” expenses disclosed in response to Item 31. There has been no change in the total amount of fees and expenses disclosed in response to Item 31. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to other portions of Part II of the Registration Statement (other than to reflect in Item 36 and the Exhibit Table the documents previously filed as exhibits).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses, other than the underwriting discount, payable by us in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the fee payable to Raymond James & Associates, Inc.

SEC registration fee	$34,848
Financial Industry Regulatory Authority filing fee	$49,375
NYSE listing fee	$154,000
Printing and engraving expenses	$800,000
Legal fees and expenses	$2,200,000
Accounting fees and expenses	$1,250,000
Fee payable to Raymond James & Associates, Inc. for services rendered in connection with various financing and purchase and sale arrangements	$1,465,000
Transfer agent and registrar fees	$20,000
Blue sky fees and expenses (including fees of counsel)	$25,000
Miscellaneous	$750,000

Total	$6,748,223

Item 32.	Sales to Special Parties.

On March 1, 2010, we issued one share to MXT Capital for aggregate consideration of $0.01. MXT Capital is currently our sole stockholder. The one share was purchased by MXT Capital for investment. We will repurchase this share at cost upon completion of this offering.

Item 33.	Recent Sales of Unregistered Securities.

On March 1, 2010, we issued one share to MXT Capital for aggregate consideration of $0.01. MXT Capital is currently our sole stockholder. The one share was purchased by MXT Capital for investment. We will repurchase this share at cost upon completion of this offering. The issuance of such share was deemed and the repurchase of such share will be deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. We did not engage underwriters to assist us with the foregoing sale.

Upon completion of this offering, our operating partnership will acquire MXT Capital’s student housing business and interests in our predecessor entities in exchange for approximately 232,593 OP units. In addition, 53,000 OP units will be issued to certain persons and entities in exchange for their interests in our predecessor entities. Each of MXT Capital and such persons and entities made an irrevocable election to receive these OP units in our formation transactions prior to the filing of this registration statement and has represented to us that it is an “accredited investor” as defined under Regulation D of the Securities Act. The issuance of these OP units will be effected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 34.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to, with approval of our board of directors, indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

Upon completion of this offering, we will enter into indemnification agreements with each of our executive officers and directors that will indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that:

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed proceeding, other than a derivative proceeding by or in the right of us, by reason of the director’s or executive officer’s status as a director, officer or employee of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer against all judgments, penalties, fines and amounts paid in settlement and all expenses incurred by the director or executive officer or on behalf of the director or executive officer, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed derivative proceeding by or in the right of us to procure a judgment in our favor by reason of the director’s or executive officer’s status as a director or executive officer of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer for all amounts paid in settlement and all expenses incurred by him or her, or on his or her behalf, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or services.

Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of the director’s or executive officer’s status as a director, officer or employee of us, and the director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify the director or executive officer for all expenses incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay or reimburse all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification. We must pay all indemnifiable expenses to the director or executive officer within 20 days following the date the director or executive officer submits such affirmations and evidence of the expenses to us.

Following the completion of this offering, we intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required or have the power to indemnify them against the same liability.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.

The consideration to be received by us for the shares registered hereby will be credited to the appropriate capital stock account.

Item 36.	Financial Statements and Exhibits.

(a) See Page F-1 for an index of the financial statements that are being filed as part of this registration statement on Form S-11.

(b) The following is a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit
Number		Description of Document

1	.1***	Form of Underwriting Agreement among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and the underwriters named therein.
3	.1***	Articles of Incorporation of Campus Crest Communities, Inc.
3	.2***	Bylaws of Campus Crest Communities, Inc.
4	.1***	Form of Certificate for Common Stock of Campus Crest Communities, Inc.
5	.1***	Opinion of Saul Ewing LLP with respect to Maryland law.
8	.1***	Opinion of Bradley Arant Boult Cummings LLP with respect to tax matters.
10	.1***	Amended and Restated Partnership Agreement of Campus Crest Communities Operating Partnership, LP.
10	.2***	Campus Crest Communities, Inc. Equity Incentive Compensation Plan.
10	.3***	Form of Indemnification Agreement.
10	.4***	Employment Agreement by and between Campus Crest Communities, Inc. and Ted W. Rollins.
10	.5***	Employment Agreement by and between Campus Crest Communities, Inc. and Michael S. Hartnett.
10	.6***	Employment Agreement by and between Campus Crest Communities, Inc. and Earl C. Howell.
10	.7***	Employment Agreement by and between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.
10	.8***	Employment Agreement by and between Campus Crest Communities, Inc. and Shannon N. King.
10	.9***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Ted W. Rollins.

Exhibit
Number		Description of Document

10	.10***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Michael S. Hartnett.
10	.11***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Earl C. Howell.
10	.12***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.
10	.13***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Shannon N. King.
10	.14***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated May 13, 2010.
10	.15***	Amendment No. 1 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated September 15, 2010.
10	.16***	Tax Protection Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC.
10	.17***	Registration Rights Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, MXT Capital, LLC and certain other parties thereto.
10	.18***	Form of Credit Agreement for Senior Secured Revolving Credit Facility by and among Campus Crest Communities Operating Partnership, LP, Citibank, N.A. and certain other parties thereto.
10	.19***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Carl H. Ricker, Jr., dated May 13, 2010.
10	.20***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Flynn Development, LLC, dated April 22, 2010.
10	.21***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Mansion Ridge Investment Company, LLC, dated May 6, 2010.
10	.22***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Highland Park, LLC, dated May 13, 2010.
10	.23***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marc Rollins, dated May 1, 2010.
10	.24***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and P. Andrew Walker, dated May 13, 2010.
10	.25***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Joe C. Brumit, II, dated April 19, 2010.
10	.26***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and BGY, LLC, dated April 15, 2010.
10	.27***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Jerry V. Sternberg, dated May 13, 2010.
10	.28***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marlene Breger Joyce, dated May 13, 2010.

Exhibit
Number		Description of Document

10	.29***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Steve Emtman, dated May 10, 2010.
10	.30***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and O.A. Keller, III, dated April 29, 2010.
10	.31***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and NLR-Cotton Valley Investments, LLC, dated April 19, 2010.
10	.32***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Horatio Alger Association Endowment Fund, dated May 4, 2010.
10	.33***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Keith M. Maxwell, dated May 9, 2010.
10	.34***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Harrison-Zahn Investments, LLC, dated April 19, 2010.
10	.35***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Matthew S. O’Reilly, dated May 6, 2010.
10	.36***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and certain other parties thereto, dated March 26, 2010.
10	.37***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Thomas A. Odai dated May 13, 2010.
10	.38***	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile, LLC, dated August 8, 2006.
10	.39***	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile Phase II, LLC, dated March 14, 2008.
10	.40***	Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated March 20, 2008.
10	.41***	First Amendment to Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated July 28, 2008.
10	.42***	Assignment of Ground Lease Agreement and Purchase Option Agreement by Campus Crest Development, LLC and Campus Crest at Moscow, LLC, dated July 28, 2008.
10	.43***	Loan Agreement between General Electric Capital Corporation and Campus Crest at Milledgeville, LLC, dated September 7, 2006.
10	.44***	Deed to Secure Debt, Security Agreement and Fixture Filing by Campus Crest at Carrollton, LLC to Wachovia Bank, National Association, dated September 18, 2006.
10	.45***	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Las Cruces, LLC for the benefit of Wachovia Bank, National Association, dated September 22, 2006.
10	.46***	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Asheville, LLC for the benefit of Wachovia Bank, National Association, dated March 13, 2007.
10	.47***	Loan Agreement by and among Campus Crest at Mobile, LLC, Campus Crest at Jacksonville, AL, LLC, Campus Crest at Nacogdoches, LP, Campus Crest at Abilene, LP, Campus Crest at Greeley, LLC, and Campus Crest at Ellensburg, LLC, and Silverton Bank, N.A., dated February 29, 2008.

Exhibit
Number		Description of Document

10	.48***	Transfer, Assignment and Assumption Agreement by and among the Federal Deposit Insurance Corporation as receiver and successor-in-interest to Silverton Bank, N.A. and Campus Crest Loan Servicing, LLC, dated March 31, 2010.
10	.49***	Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated November 18, 2008.
10	.50***	First Amendment to Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated June 2009.
10	.51***	Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated February 13, 2009.
10	.52***	First Amendment to Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated March 19, 2009.
10	.53***	Construction Loan Agreement by and between Amegy Mortgage Company, L.L.C. d/b/a Q-10 Amegy Mortgage Capital and Campus Crest at Huntsville, LP, dated June 12, 2009.
10	.54***	Secured Construction Loan Agreement by and between Centennial Bank, F/K/A First State Bank and Campus Crest at Conway, LLC, dated July 2, 2009.
10	.55***	Construction Loan Agreement by and between Campus Crest at Statesboro, LLC and The PrivateBank and Trust Company, dated November 12, 2009.
10	.56***	Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 7, 2008.
10	.57***	First Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 12, 2009.
10	.58***	Second Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated March 26, 2010.
10	.59***	Third Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated September 12, 2010.
10	.60***	Form of Aircraft Lease.
10	.61***	Amendment No. 1 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Carl H. Ricker, Jr., dated September 14, 2010.
10	.62***	Amendment No. 2 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Carl H. Ricker, Jr., dated October 4, 2010.
10	.63***	Amendment No. 2 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and MXT Capital, LLC, dated October 4, 2010.
10	.64***	First Amendment to Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and certain other parties thereto, dated October 6, 2010.
10	.65***	Fourth Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated October 6, 2010.
21	.1***	List of Subsidiaries of the Registrant.
23	.1***	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 8.1).
23	.2***	Consent of KPMG LLP.
23	.3***	Consent of Saul Ewing LLP (included in Exhibit 5.1).
23	.4***	Consent of Michael Gallis and Associates.
24	.1***	Power of Attorney (included on the Signature Page).

Exhibit
Number		Description of Document

99	.1***	Consent of N. Anthony Coles to be named as a proposed director.
99	.2***	Consent of Richard S. Kahlbaugh to be named as a proposed director.
99	.3***	Consent of Denis L. McGlynn to be named as a proposed director.
99	.4***	Consent of William G. Popeo to be named as a proposed director.
99	.5***	Consent of Daniel L. Simmons to be named as a proposed director.
99	.6***	Certified Resolutions of the Board of Directors of Campus Crest Communities, Inc., dated May 13, 2010.

***	Previously filed.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 13, 2010.

CAMPUS CREST COMMUNITIES, INC.

By:	*
Ted W. Rollins
Co-Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 9 to Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Ted W. Rollins		Co-Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2010

* Michael S. Hartnett		Co-Chairman of the Board, Chief Investment Officer and Director	October 13, 2010

/s/ Donald L. Bobbitt, Jr. Donald L. Bobbitt, Jr.		Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2010

*By:	/s/ Donald L. Bobbitt, Jr. Donald L. Bobbitt, Jr. As Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1***	Form of Underwriting Agreement among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and the underwriters named therein.
3	.1***	Articles of Incorporation of Campus Crest Communities, Inc.
3	.2***	Bylaws of Campus Crest Communities, Inc.
4	.1***	Form of Certificate for Common Stock of Campus Crest Communities, Inc.
5	.1***	Opinion of Saul Ewing LLP with respect to Maryland law.
8	.1***	Opinion of Bradley Arant Boult Cummings LLP with respect to tax matters.
10	.1***	Amended and Restated Partnership Agreement of Campus Crest Communities Operating Partnership, LP.
10	.2***	Campus Crest Communities, Inc. Equity Incentive Compensation Plan.
10	.3***	Form of Indemnification Agreement.
10	.4***	Employment Agreement by and between Campus Crest Communities, Inc. and Ted W. Rollins.
10	.5***	Employment Agreement by and between Campus Crest Communities, Inc. and Michael S. Hartnett.
10	.6***	Employment Agreement by and between Campus Crest Communities, Inc. and Earl C. Howell.
10	.7***	Employment Agreement by and between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.
10	.8***	Employment Agreement by and between Campus Crest Communities, Inc. and Shannon N. King.
10	.9***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Ted W. Rollins.
10	.10***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Michael S. Hartnett.
10	.11***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Earl C. Howell.
10	.12***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.
10	.13***	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities, Inc. and Shannon N. King.
10	.14***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated May 13, 2010.
10	.15***	Amendment No. 1 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated September 15, 2010.
10	.16***	Tax Protection Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC.
10	.17***	Registration Rights Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, MXT Capital, LLC and certain other parties thereto.
10	.18***	Form of Credit Agreement for Senior Secured Revolving Credit Facility by and among Campus Crest Communities Operating Partnership, LP, Citibank, N.A. and certain other parties thereto.

Exhibit
Number		Description of Document

10	.19***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Carl H. Ricker, Jr., dated May 13, 2010.
10	.20***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Flynn Development, LLC, dated April 22, 2010.
10	.21***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Mansion Ridge Investment Company, LLC, dated May 6, 2010.
10	.22***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Highland Park, LLC, dated May 13, 2010.
10	.23***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marc Rollins, dated May 1, 2010.
10	.24***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and P. Andrew Walker, dated May 13, 2010.
10	.25***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Joe C. Brumit, II, dated April 19, 2010.
10	.26***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and BGY, LLC, dated April 15, 2010.
10	.27***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Jerry V. Sternberg, dated May 13, 2010.
10	.28***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marlene Breger Joyce, dated May 13, 2010.
10	.29***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Steve Emtman, dated May 10, 2010.
10	.30***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and O.A. Keller, III, dated April 29, 2010.
10	.31***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and NLR-Cotton Valley Investments, LLC, dated April 19, 2010.
10	.32***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Horatio Alger Association Endowment Fund, dated May 4, 2010.
10	.33***	Purchase and Sale by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Keith M. Maxwell, dated May 9, 2010.
10	.34***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Harrison-Zahn Investments, LLC, dated April 19, 2010.
10	.35***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Matthew S. O’Reilly, dated May 6, 2010.

Exhibit
Number		Description of Document

10	.36***	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and certain other parties thereto, dated March 26, 2010.
10	.37***	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Thomas A. Odai dated May 13, 2010.
10	.38***	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile, LLC, dated August 8, 2006.
10	.39***	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile Phase II, LLC, dated March 14, 2008.
10	.40***	Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated March 20, 2008.
10	.41***	First Amendment to Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated July 28, 2008.
10	.42***	Assignment of Ground Lease Agreement and Purchase Option Agreement by Campus Crest Development, LLC and Campus Crest at Moscow, LLC, dated July 28, 2008.
10	.43***	Loan Agreement between General Electric Capital Corporation and Campus Crest at Milledgeville, LLC, dated September 7, 2006.
10	.44***	Deed to Secure Debt, Security Agreement and Fixture Filing by Campus Crest at Carrollton, LLC to Wachovia Bank, National Association, dated September 18, 2006.
10	.45***	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Las Cruces, LLC for the benefit of Wachovia Bank, National Association, dated September 22, 2006.
10	.46***	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Asheville, LLC for the benefit of Wachovia Bank, National Association, dated March 13, 2007.
10	.47***	Loan Agreement by and among Campus Crest at Mobile, LLC, Campus Crest at Jacksonville, AL, LLC, Campus Crest at Nacogdoches, LP, Campus Crest at Abilene, LP, Campus Crest at Greeley, LLC, and Campus Crest at Ellensburg, LLC, and Silverton Bank, N.A., dated February 29, 2008.
10	.48***	Transfer, Assignment and Assumption Agreement by and among the Federal Deposit Insurance Corporation as receiver and successor-in-interest to Silverton Bank, N.A. and Campus Crest Loan Servicing, LLC, dated March 31, 2010.
10	.49***	Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated November 18, 2008.
10	.50***	First Amendment to Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated June 2009.
10	.51***	Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated February 13, 2009.
10	.52***	First Amendment to Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated March 19, 2009.
10	.53***	Construction Loan Agreement by and between Amegy Mortgage Company, L.L.C. d/b/a Q-10 Amegy Mortgage Capital and Campus Crest at Huntsville, LP, dated June 12, 2009.

Exhibit
Number		Description of Document

10	.54***	Secured Construction Loan Agreement by and between Centennial Bank, F/K/A First State Bank and Campus Crest at Conway, LLC, dated July 2, 2009.
10	.55***	Construction Loan Agreement by and between Campus Crest at Statesboro, LLC and The PrivateBank and Trust Company, dated November 12, 2009.
10	.56***	Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 7, 2008.
10	.57***	First Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 12, 2009.
10	.58***	Second Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated March 26, 2010.
10	.59***	Third Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated September 12, 2010.
10	.60***	Form of Aircraft Lease.
10	.61***	Amendment No. 1 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Carl H. Ricker, Jr., dated September 14, 2010.
10	.62***	Amendment No. 2 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Carl H. Ricker, Jr., dated October 4, 2010.
10	.63***	Amendment No. 2 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and MXT Capital, LLC, dated October 4, 2010.
10	.64***	First Amendment to Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and certain other parties thereto, dated October 6, 2010.
10	.65***	Fourth Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated October 6, 2010.
21	.1***	List of Subsidiaries of the Registrant.
23	.1***	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 8.1).
23	.2***	Consent of KPMG LLP.
23	.3***	Consent of Saul Ewing LLP (included in Exhibit 5.1).
23	.4***	Consent of Michael Gallis and Associates.
24	.1***	Power of Attorney (included on the Signature Page).
99	.1***	Consent of N. Anthony Coles to be named as a proposed director.
99	.2***	Consent of Richard S. Kahlbaugh to be named as a proposed director.
99	.3***	Consent of Denis L. McGlynn to be named as a proposed director.
99	.4***	Consent of William G. Popeo to be named as a proposed director.
99	.5***	Consent of Daniel L. Simmons to be named as a proposed director.
99	.6***	Certified Resolutions of the Board of Directors of Campus Crest Communities, Inc., dated May 13, 2010.

***	Previously filed